UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
COLONIAL REALTY LIMITED
PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Office Joint Venture Transaction. On June 15, 2007, Colonial Properties Trust (the “Company”) completed the previously announced office joint venture transaction with DRA G&I Fund VI Real Estate Investment Trust, an entity advised by DRA Advisors LLC (“DRA”). The Company had previously entered into a Membership Interests Purchase Agreement, dated as of April 25, 2007 (the “Office Purchase Agreement”), to sell to DRA the Company’s 69.8% limited liability company interest in DRA/CLP Office LLC (the “Office JV”), a newly formed joint venture among the Company, Colonial Realty Limited Partnership (the “Partnership”) and the limited partners of the Partnership, that became the owner of 24 office properties and two retail properties that were previously owned by the Partnership. Pursuant to the Office Purchase Agreement, the Partnership retained a 15% minority interest in the Office JV, as well as management and leasing responsibilities for the 26 properties owned by the Office JV. The Office JV portfolio is composed of 6.9 million square feet of Class A suburban office assets and two adjoining retail centers located in suburban office markets in Alabama, Florida, Georgia, North Carolina and Texas. In addition to the approximate 69.8% interest purchased from the Company, DRA purchased an aggregate of 2.6% of the limited liability company interests in the Office JV from limited partners of the Partnership. DRA now holds approximately 72.4% of the limited liability company interests of the Office JV, a subsidiary of the Partnership holds 15% of the limited liability company interests in the Office JV (and serves as the manager of the Office JV) and certain limited partners of the Partnership that did not elect to sell their interests in the Office JV to DRA hold the remaining approximately 12.6% of the limited liability company interests in the Office JV.
     In connection with the closing of the Office JV transaction, a mortgage loan in the approximate maximum principal amount of $742 million (the “Office Loan”) was made on June 13, 2007 by Wells Fargo Bank National Association (the “Office Lender”) to 19 single purpose entities that are wholly-owned subsidiaries of the Office JV (the “Office Borrowers”). Approximately $588 million of the Office Loan was funded on June 13, 2007, which proceeds were distributed to the Partnership and will be used to pay down outstanding indebtedness of the Partnership (including associated prepayment penalties) and to pay expenses associated with the Office JV transaction. The purchase price paid by DRA for each limited liability company interest it acquired in the Office JV was based on a portfolio value of approximately $1.13 billion (as determined by arms’ length negotiation), less the approximately $588 million of the Office Loan funded on June 13, 2007. The amount paid by DRA to the Company for the purchase of the Company’s 69.8% limited liability company interest in the Office JV was approximately $379 million.
     The term of the Office Loan is seven years and has an applicable interest rate of 5.61% per annum. The Office Loan requires accrued interest to be paid monthly with no scheduled principal payments required prior to the maturity date (except in cases of casualty and condemnation where the proceeds are not made available for restoration). The Office Loan is collateralized by 17 office properties and two retail properties, each owned in fee by an individual Office Borrower and is non-recourse to the Company and the Partnership. Subsequent to the closing of the Office Loan and with the consent of the Office Lender, DRA acquired its 72.4% interest in the Office JV. The balance of the Office Loan proceeds is currently expected to be disbursed to the Office JV on or before August 15, 2007, subject to terms of the Office Loan.
     The Office Loan contains various usual and customary covenants and events of default, which could trigger acceleration of the Office Loan. Events of default include nonpayment, failure to perform certain covenants beyond a cure period, violation of any representations or warranties, failure to pay debts as they become due, insolvency and transfers of interests in the Office Borrowers not permitted by the Office Loan documents. The Office Loan also includes limitations and prohibitions on each Office Borrower’s ability to incur or assume liens and debt, make dispositions except in specified situations, and engage in lines of business other than ownership and operation of the properties that are the collateral for the Office Loan and transactions with affiliates.
     Retail Joint Venture Transaction. On June 15, 2007, in connection with the previously announced retail joint venture transaction with OZRE Retail LLC (“OZRE Retail”), a mortgage loan in the approximate amount of $284 million (the “Retail Loan”) was made by UBS Real Estate Securities, Inc. (the “Retail Lender”) to 11 single purpose limited liability companies (the “Retail Borrowers”) that are wholly-owned by OZ/CLP Retail LLC (the

“Retail JV”), a newly formed entity that is currently wholly-owned by the Partnership. Approximately $187 million of the Retail Loan was funded on June 15, 2007, which proceeds were distributed to the Partnership and will be used to pay down outstanding indebtedness of the Partnership (including associated prepayment penalties) and to pay expenses associated with the Retail JV transaction. As previously announced, the Company entered into a Membership Interests Purchase Agreement dated as of April 25, 2007, as amended (the “Retail Purchase Agreement”), to sell to OZRE Retail the Company’s 69.8% limited liability company interest in the Retail JV, which indirectly owns the above-referenced 11 retail properties. Pursuant to the Retail Purchase Agreement, the Partnership will retain a 15% minority interest in the Retail JV, as well as management and leasing responsibilities for the 11 properties owned by the Retail JV. The Retail JV portfolio is composed of 2.7 million square feet of retail properties located in Florida, Alabama, Texas and Georgia. In addition to the approximate 69.8% interest expected to be purchased from the Company, OZRE Retail is expected to purchase an aggregate of 2.7% of the limited liability company interests in the Retail JV from limited partners of the Partnership. OZRE Retail is expected to hold approximately 72.5% of the limited liability company interests of the Retail JV, a subsidiary of the Company will hold 15% of the limited liability company interests in the Retail JV and limited partners of the Partnership are expected to hold the remaining approximately 12.5% of the limited liability company interests in the Retail JV.
     The purchase price to be paid by OZRE Retail for the limited liability company interests it acquires in the Retail JV is based on a portfolio value of approximately $360 million (as determined by arms’ length negotiation), less the approximate $187 million outstanding principal amount of the Retail Loan which was funded on June 15, 2007. The proceeds of the Retail Loan received on June 15, 2007 were distributed to the Partnership and are expected to be used to pay down outstanding indebtedness of the Company (including associated prepayment penalties) and to pay expenses associated with the Retail JV transaction. The amount to be paid by OZRE Retail to the Company for the purchase of the Company’s 69.8% limited liability company interest in the Retail JV is expected to be approximately $115 million.
     The term of the Retail Loan is approximately seven years and has an applicable interest rate of 6.312% per annum. The Retail Loan requires accrued interest to be paid monthly with no scheduled principal payments required prior to the maturity date (except in cases of casualty and condemnation where the proceeds are not made available for restoration). The Retail Loan is collateralized by 11 retail properties, each owned in fee by an individual Retail Borrower and is non-recourse to the Company and the Partnership, except for customary non-recourse carve-outs for loans of this type. Upon the closing of the Retail JV transaction, which is expected to occur on or about June 20, 2007, OZRE Retail will acquire its approximate 72.5% interest in the Retail JV and the Partnership will retain only a 15% minority interest in the Retail JV. The balance of the Retail Loan proceeds is expected to be disbursed on or before September 6, 2007, subject to terms of the Retail Loan. The Retail Borrowers have the right to repay the Retail Loan in the event the Retail JV transaction does not close, which right must be exercised not later than 10 days after the closing of the Retail Loan.
     The Retail Loan contains various usual and customary covenants and events of default, which could trigger acceleration of the Retail Loan. Events of default include: nonpayment, failure to perform certain covenants beyond a cure period, violation of any representations or warranties, failure to pay debts as they become due, insolvency and transfers of interests in the Retail Borrowers not permitted by the Retail Loan documents. The Retail Loan also includes limitations and prohibitions on each Retail Borrower’s ability to incur or assume liens and debt, make dispositions except in specified situations, and engage in lines of business other than ownership and operation of the properties that are the collateral for the Retail Loan and transactions with affiliates.
     Certain statements in this current report on Form 8-K (including as to the Company’s and the Partnership’s ability to complete the previously announced retail joint venture transaction, as well as the timing of the retail joint venture transaction) may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s or the Partnership’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward-looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which the Company or the Partnership has made investments; the Company’s and Partnership’s ability to implement our previously announced strategic plan to focus predominantly on multifamily properties; changes in operating costs; legislative or regulatory decisions; the Company’s ability to continue to maintain its status as a REIT for federal income tax purposes; the Company’s and

Partnership’s ability to successfully close previously announced transactions; the effect of any rating agency action; the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
     Except as otherwise required by the federal securities laws, neither the Company nor the Partnership assumes no responsibility to update the information in this current report on Form 8-K.
     The Company and the Partnership refer you to the documents filed by the Company and the Partnership, respectively, from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in their respective Annual Report on Form 10-K for the year ended December 31, 2006, as may be updated or supplemented in their respective Form 10-Q filings, which discuss these and other factors that could adversely affect their results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Colonial Properties Trust and Colonial Realty Limited Partnership now each has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL PROPERTIES TRUST
Date: June 19, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer

COLONIAL REALTY LIMITED PARTNERSHIP
By:	Colonial Properties Trust, its general partner

Date: June 19, 2007	By:	/s/ John E. Tomlinson
John E. Tomlinson
Executive Vice President and Chief Accounting Officer